UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                             -----------------------

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 15, 2002
                                                         ----------------

                             THE MORGAN GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

         1-13586                                        22-2902315
         --------------------------------------------------------------
(Commission File Number)                      (IRS Employer Identification No.)

                  2746 Old U.S. 20 West, Elkhart, Indiana     46514-1168
                  ------------------------------------------------------
                  (Address of principal executive offices)    (Zip Code)

        Registrant's telephone number, including area code: 574-295-2200



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Item 9.  Regulation FD Disclosure

     The American Stock Exchange has notified The Morgan Group, Inc. that the shares of The Morgan Group, Inc. Class A Common Stock listed on the American Stock Exchange will be delisted effective October 15, 2002. The exchange determined that the Company's Class A Common Stock no longer satisfied Sections 1002, 1003 and 1009 of AMEX listing rules. Following delisting, the shares of Class A Common Stock may trade from time to time in the over-the-counter market.

     The Morgan Group, Inc. announced on October 4, 2002 that it intends to file for Chapter 11 Bankruptcy protection in the next few days with the expected result of liquidation of the assets of the Company and its principal operating subsidiaries, Morgan Drive-Away, Inc. and TDI, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                THE MORGAN GROUP, INC.


                                By: /s/ Paul Borghesani
                                   ---------------------------------------------
                                   Paul Borghesani
                                   Vice President/Secretary



Dated: October 15, 2002